UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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BANKRATE, INC.

11760 U.S. Highway One, Suite 500

North Palm Beach, Florida 33408

(561) 630-2400

May 6, 2005

Dear Bankrate, Inc. Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Bankrate, Inc., to be held on Thursday, June 16, 2005. The Annual Meeting will begin promptly at 9:00 a.m., local time, at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410.

The Notice of Annual Meeting and Proxy Statement on the following pages contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please sign, date and return your proxy promptly in the enclosed envelope to assure that your stock will be represented at the Annual Meeting. If you decide to attend and vote in person, you will, of course, have that opportunity.

We gratefully acknowledge your continuing interest in our business, and we hope that many of you will attend the Annual Meeting.

Sincerely,

Thomas R. Evans

President and Chief Executive Officer

BANKRATE, INC.

11760 U.S. Highway One, Suite 500

North Palm Beach, Florida 33408

(561) 630-2400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bankrate, Inc. will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00 a.m., local time, on Thursday, June 16, 2005, to consider and act upon:

1.

the election of two directors to the Board of Directors;

2.

a proposal to ratify the selection of independent registered public accountants for the current fiscal year; and

3.

such other business as may properly come before the Annual Meeting or any adjournments or postponements.

The Board of Directors has fixed the close of business on April 15, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Robert J. DeFranco

Senior Vice President-Chief Financial Officer

Secretary

May 6, 2005

North Palm Beach, Florida

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED; NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BANKRATE, INC.

11760 U.S. Highway One, Suite 500

North Palm Beach, Florida 33408

(561) 630-2400

———————

PROXY STATEMENT

———————

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JUNE 16, 2005

———————

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

This Proxy Statement and the enclosed proxy card ("Proxy") are being furnished on behalf of the Board of Directors of Bankrate, Inc., a Florida corporation (the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), or at any adjournments or postponements, for the purposes set forth below and in the accompanying Notice of Annual Meeting.  The Annual Meeting will be held at The Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida 33408, at 9:00 a.m. local time, on Thursday, June 16, 2005.  The Company intends to mail this Proxy Statement and the Proxy on or about May 6, 2005, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Notice and to Vote; Quorum

Only holders of record of the Company's Common Stock at the close of business on April 15, 2005 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting.  At the Record Date, the Company had outstanding and entitled to vote 15,801,974 shares of Common Stock.  Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The holders of a majority of the Common Stock outstanding on the Record Date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  The shares held by each stockholder who signs and returns a valid Proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all or any matters to be acted on.  Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon the election of directors, the ratification of the selection of the Company’s independent registered public accountants, and such other business as may properly come before the Annual Meeting.

The Company's Bylaws provide that directors are elected by a plurality of the votes cast.  The withholding of authority by a stockholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the selection of the Company's independent registered public accountants (Proposal 2) must be approved by a majority of the votes cast.  Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

At the Record Date, the directors and executive officers of the Company owned or controlled the power to vote 6,485,119 shares of Common Stock eligible to be voted at the Annual Meeting, constituting approximately 40.0% of the outstanding Common Stock.  The Company believes that directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and in favor of Proposal 2 and, therefore, assuming the presence of a quorum, the election of the director nominees and the ratification of the selection of the independent public accountants is reasonably assured.

Proxies

When a Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the owner’s instructions.  In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of each of the nominees for election to the Board of Directors, as set forth in Proposal 1, and in favor of the ratification of the selection of independent registered public accountants, as set forth in Proposal 2.

Discretionary authority is provided in the Proxy as to any matters not specifically referred to in the Proxy or this Proxy Statement.  The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting.  If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the Proxy will vote on such matter in their own discretion.

Any stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date.  Alternatively, a stockholder can revoke a Proxy by attending the Annual Meeting and voting in person.

Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.  The Company may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and the Company estimates that the fee payable for such services would be less than $10,000. It is possible that directors, officers and other employees of the Company may make further solicitations personally or by telephone, facsimile or mail. Directors, officers and other employees of the Company will receive no additional compensation for any such further solicitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that, at the Record Date, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each executive officer of the Company named in the Summary Compensation Table below, by all directors and executive officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to the Company to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock as of that date.  The information concerning the beneficial ownership of the Company’s directors and officers is based solely on information provided by those individuals.

Beneficial Ownership Table

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Peter C. Morse (2)	5,106,625	32.2%
Principal Stockholder and Chairman of the Board

Bear Stearns Asset Management Inc. (3)	1,010,000	6.2%
Principal Stockholder

Mellon Financial Corporation (4)	1,010,000	6.2%
Principal Stockholder

Randall E. Poliner (5)	606,365	3.8%
Director

Robert P. O'Block (6)	455,325	2.9%
Director

G. Cotter Cunningham (7)	111,808	*
Senior Vice President-Chief Operating Officer

William C. Martin (8)	52,715	*
Director

Robert J. DeFranco (9)	47,552	*
Senior Vice President-Chief Financial Officer

Richard G. Stalzer (10)	33,333	*
Senior Vice President-Chief Revenue Officer

Procopia T. Skoran (11)	26,775	*
Vice President

Thomas R. Evans (12)	25,000	*
President, Chief Executive Officer and Director

Richard J. Pinola (13)	5,000	*
Director

Elisabeth H. DeMarse	—	*
Former President, Chief Executive Officer and former Director

All current executive officers and directors as a group (11 persons) (14)	6,485,119	40.0%

——————

*   Less than 1% of the outstanding Common Stock.

(1)

For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 15,801,974 shares outstanding at the Record Date, and (ii) shares issuable by the Company pursuant to options held by the respective persons which may be exercised within 60 days following the Record Date.  The shares issuable pursuant to options are considered to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 55,000 shares of Common Stock issuable upon exercise of stock options.  The address of Mr. Morse is 100 Front Street, Suite 900, West Conshohocken, Pennsylvania 19428.

(3)

Based solely on information in a Schedule 13G filed with the Commission on February 18, 2005. The address of Bear Stearns Asset Management Inc. is 383 Madison Avenue, New York, New York 10179.

(4)

Based solely on information in a Schedule 13G filed with the Commission on February 10, 2005. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

(5)

Includes 55,000 shares of Common Stock issuable to Mr. Poliner upon exercise of stock options.

(6)

Includes 55,000 shares of Common Stock issuable to Mr. O'Block upon exercise of stock options.

(7)

Includes 63,208 shares of Common Stock issuable to Mr. Cunningham upon exercise of stock options.

(8)

Includes 42,500 shares of Common Stock issuable to Mr. Martin upon exercise of stock options.

(9)

Represents 47,552 shares of Common Stock issuable to Mr. DeFranco upon exercise of stock options.

(10)

Represents 33,333 shares of Common Stock issuable to Mr. Stalzer upon exercise of stock options.

(11)

Includes 23,775 shares of Common Stock issuable to Ms. Skoran upon exercise of stock options.

(12)

Represents 25,000 shares of Common Stock issuable to Mr. Evans upon exercise of stock options.

(13)

Represents 5,000 shares of Common Stock beneficially owned by Mr. Pinola.

(14)

Includes 403,639 shares of Common Stock issuable upon exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms.  At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring.  The Board is currently comprised of two Class I directors (Mr. O'Block and Mr. Poliner) whose terms expire at the 2006 annual meeting of stockholders, two Class II directors (Mr. Evans and Mr. Pinola) whose terms expire at the 2007 annual meeting of stockholders, and two Class III directors (Mr. Morse and Mr. Martin) whose terms expire at the Annual Meeting.  The Board of Directors has nominated Mr. Morse and Mr. Martin to stand for reelection as directors at the Annual Meeting.  If reelected, they will serve as Class III directors with terms expiring at the 2008 annual meeting of stockholders.  There are no family relationships among any of the directors or the nominees.

Shares represented by validly executed Proxies will be voted for the election of the nominees, if authority to do so is not withheld.  In the event that any nominee is unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select.

The Board of Directors recommends a vote FOR each of the nominees.

Information Concerning the Nominees and Directors

Biographical information for each director and nominee appears below.  The information is based entirely upon information provided by the respective directors and nominees.

Nominees to Serve as Class III Directors (Term Expiring in 2008)

Peter C. Morse, age 58, has been a director of the Company since 1993, and served as our Chief Executive Officer from 1993 until 1997. Mr. Morse served as our Chairman from 1997 until 1999, and since 2002.  Since 1982, Mr. Morse has also served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children's gift stores.  Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

William C. Martin, age 27, has served as a director of the Company since 2000.  He is the principal of Indie Research LLC, a provider of investment and research tools, and editor and principal of FindProfit.com, an online investment newsletter.  In 1998, Mr. Martin co-founded Raging Bull, an online financial media company.

Continuing Directors

The directors of the Company continuing in office as Class I Directors, with terms expiring at the 2006 annual meeting of stockholders, are as follows:

Robert P. O'Block, age 62, has served as a director of the Company since 1999.  Mr. O'Block held senior positions with McKinsey & Company, Inc. for 30 years until his retirement in 1998, serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East.  As a director of McKinsey & Company, Mr. O'Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization.  He started his career as a member of the faculty of Harvard University, where he performed research and taught courses in the areas of production and operations management, business economics and real estate.  Mr. O'Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah.  He is the current Vice Chairman of the Boston Symphony Orchestra Board of Trustees and is also a Trustee Emeritus of the U.S. Ski and Snowboard Team Foundation.  Mr. O'Block received a bachelor's degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

Randall E. Poliner, age 49, has served as a director of the Company since 1998.  Since 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in developmental and expansion stage companies.  Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

The directors of the Company continuing in office as Class II Directors, with terms expiring at the 2007 annual meeting of stockholders, are as follows:

Thomas R. Evans, age 50, has served as a director of the Company since April 2004, and was appointed President and Chief Executive Officer in June 2004. From 1999 to 2002, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., specializing in processing consumer credit card payments for government taxes, fees and fines. From 1998 to 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal Web sites on the Internet. From 1991 to 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996-1998) and as President and Publisher of Fast Company (1995-1998), a magazine launched in 1995.  Mr. Evans received a Bachelor of Science degree in business administration from Arizona State University.

Richard J. Pinola, age 60, has served as a director of the Company since October 2004. From 1992 until his retirement in December 2004, Mr. Pinola was President and Chief Executive Officer of Right Management Consultants, a career transition and organizational consulting firm and a wholly-owned subsidiary of Manpower Inc. Mr. Pinola also serves as a director of K-Tron International and Nobel Learning Communities, Inc. and serves on the Board of Trustees of King’s College in Wilkes-Barre, Pennsylvania. Mr. Pinola received a Bachelor of Science degree in accounting from King’s College and an M.B.A. in finance from the University of Scranton.

Board of Directors Meetings and Committees

During 2004, the Board of Directors held five meetings.  Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which he served. The Company's independent directors, as defined under the Nasdaq rules, have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company's independent directors.  Any independent director may call an executive session of independent directors at any time.  In 2004, the independent directors met in an executive session two times.

The members of the Audit Committee are Messrs. Pinola (Chairman), O’Block and Poliner. The Board of Directors has determined that each Audit Committee member meets the Nasdaq financial knowledge requirements. In addition, the Board of Directors has determined that Mr. Poliner is an “audit committee financial expert” as defined by the Securities and Exchange Commission.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to governmental bodies or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels.

The members of the Compensation Committee are Messrs. O’Block (Chairman) and Poliner. The Compensation Committee reviews and evaluates the compensation and benefits of all our officers, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors.  The Compensation Committee also administers our stock option plans.

Nomination of Directors

The Board does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to the Company’s Board of Directors.  The Company’s Board of Directors has adopted a resolution establishing nominating procedures.  Under the Company’s nominating procedures, members of the Company’s Board submit nominees for election to the Company’s Board of Directors to the independent directors (as that term is defined under the Nasdaq’s listing standards) of the Board for their consideration. The Company believes that it is beneficial to have all independent directors evaluate all Board of Director nominees.

The Company’s Bylaws provide that a stockholder may submit a nomination for election to the Company’s Board of Directors by delivering a written notice to the principal executive offices of the Company not less than sixty (60) days prior to an Annual or Special Meeting of the stockholders; provided, however, that in the event that stockholders are provided with fewer than seventy (70) days notice of the meeting, notice by the stockholder will be timely if received by the Company no later than the tenth (10th) day following the earlier of the day on which notice of the meeting was mailed or the date on which public disclosure of the meeting was made.

The stockholder’s notice to the Company must set forth, as to each person that the stockholder proposes to nominate for election (or re-election) as a director:

•

The proposed nominee’s name, age, business address and residence address;

•

The proposed nominee’s principal occupation or employment;

•

The class and number of shares of the Company’s capital stock beneficially owned by the proposed nominee; and

•

Any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Exchange Act.

The stockholder’s notice to the Company must also set forth, as to the stockholder giving notice:

•

The stockholder’s name and address, as they appear on the Company’s books; and

•

The class and number of shares of the Company’s stock beneficially owned by the stockholder on the date of such notice.

The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the proposed nominee’s eligibility to serve as a director.

Mr. Morse and Mr. Martin were nominated for re-election by the other members of the Company’s Board of Directors. To date, other than from Peter C. Morse, the Company’s Chairman and largest stockholder, the Company has not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the nominees in the Company’s Proxy Statement. The absence of such a recommendation does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To propose a nominee, a stockholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to Robert J. DeFranco, the Company’s Senior Vice President-Chief Financial Officer. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating a director nominee, the Board considers the following factors:

•

the appropriate size of the Company’s Board of Directors;

•

the needs of the Company with respect to the particular talents and experience of its directors;

•

the nominee’s knowledge, skills and experience, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

whether the nominee is independent, as that term is defined under Nasdaq’s listing standards;

•

the familiarity with the Company’s industry;

•

the nominee’s experience in political affairs;

•

the nominee’s experience with accounting rules and practices; and

•

the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

The Company’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the independent directors may also consider such other factors as they may deem are in the best interests of the Company and its stockholders.  The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Members of the Board identify nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.  If any member of the Board does not wish to continue in service or if the independent directors decide not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above.  The independent directors may also engage in research to identify qualified individuals.  To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board.  Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner.  Any matter intended for the Board, or for any individual member or members of the Board, should be directed to Robert J. DeFranco, the Company’s Senior Vice President-Chief Financial Officer, with a request to forward the matter to the intended recipient.  All such communications will be forwarded unopened.

Director Attendance at Annual Meeting of Stockholders

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders.  All of the Company’s incumbent directors attended the Company’s Annual Meeting in June 2004.

Corporate Governance

The Company has adopted the Bankrate, Inc. Code of Business Conduct (the “code of conduct”), applicable to all officers, directors and employees, and the Bankrate, Inc. Finance Code of Professional Conduct (the “finance code of ethics”), applicable to our Chief Executive Officer, Chief Financial Officer, Controller and other finance organization employees. Both the code of conduct and the finance code of ethics are publicly available on our Web site at http://www.bankrate.com/investor-relations/default.asp.

Executive Compensation

The following table sets forth, for the years indicated, the total compensation paid to or accrued for the Company's President and Chief Executive Officer and our four other most highly compensated executive officers during 2004 (collectively, the "Named Executive Officers").

	Year	Annual Compensation			Number of Securities Underlying Options	All Other Compensation
Name and Principal Position		Salary	Bonus (1)	Other Annual Compensation (2)

Thomas R. Evans (3)	2004	$161,539	$50,000	$—	1,125,000	$—
President, Chief Executive	2003	—	—	—	—	—
Officer and Director	2002

G. Cotter Cunningham	2004	$206,947	$74,235	$—	50,000	$—
Senior Vice President-	2003	176,000	126,656	—	—	—
Chief Operating Officer	2002	160,000	102,375	—	160,000	—

Robert J. DeFranco	2004	$186,798	$76,000	$—	42,500	$—
Senior Vice President-	2003	176,000	126,656	—	—	—
Chief Financial Officer	2002	160,000	102,375	—	82,500	—

Richard G. Stalzer (4)	2004	$194,712	$62,764	$—	100,000	$—
Senior Vice President-	2003	—	—	—	—	—
Chief Revenue Officer	2002	—	—	—	—	—

Procopia T. Skoran	2004	$131,762	$5,430	$—	18,000	$—
Vice President	2003	121,000	50,000	—	—	—
	2002	110,000	45,500	—	14,000	—

Elisabeth H. DeMarse (5)	2004	$150,000	$50,000		28,500	$304,207	(6)
Former President,	2003	300,000	125,000	—	—	—
Chief Executive Officer	2002	300,000	100,000	—	541,936	—
and former Director

——————

(1)

The amounts shown in this column reflect bonuses paid in each year.  Under the Company’s 2004 Incentive Compensation Plan, awards were determined annually, and paid quarterly in arrears, on the basis of performance in relation to certain predetermined financial and operating goals.  For 2004, the following awards were granted: Mr. Cunningham - $74,235; Mr. DeFranco - $76,000; Mr. Stalzer - $62,764; and Ms. Skoran - $5,430.  Mr. Evans’ and Ms. DeMarse’s awards were determined under the terms of their employment agreements (see “Employment Agreements” below).  For 2002, special awards were granted by the Board of Directors, paid in the first quarter of 2003 as follows: Ms. DeMarse - $25,000; Messrs. Cunningham and DeFranco - $15,000; and Ms. Skoran - $7,500.

(2)

Other compensation in the form of perquisites and other personal benefits has been omitted in accordance with the rules of the Commission.

(3)

Mr. Evans joined the Company in June 2004.

(4)

Mr. Stalzer joined the Company in February 2004.

(5)

Ms. DeMarse served as President and Chief Executive Officer and as a director of the Company from April 2000 until her resignation on June 21, 2004, effective August 21, 2004.

(6)

Consists of severance pay of $250,000 and $54,207 for accrued vacation pay pursuant to the terms of Ms. DeMarse’s employment agreement.

Option Grants in Last Fiscal Year

The following table sets forth all individual grants of stock options during the year ended December 31, 2004, to each of the Named Executive Officers.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%

Thomas R. Evans	25,000	1.4%	$14.86	4/16/2011	$151,238	$352,448
	600,000	33.4%	8.46	6/25/2011	3,192,269	8,089,837
	500,000	27.8%	10.01	10/26/2011	3,147,618	7,976,681

G. Cotter Cunningham	50,000	2.8%	12.63	1/5/2011	397,147	1,006,448

Robert J. DeFranco	42,500	2.4%	12.63	1/5/2011	337,575	855,481

Richard G. Stalzer	100,000	5.6%	15.40	2/23/2011	968,498	2,454,363

Procopia T. Skoran	18,000	1.0%	12.63	1/5/2011	142,973	362,321

Elisabeth H. DeMarse	28,500	1.6%	12.63	1/5/2011	226,374	573,676

——————

(1)

Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10%, compounded annually, from the date the respective options were granted to their expiration date.  These assumptions are mandated by the rules of the Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved.  This table does not take into account any appreciation in the price of our common stock to date.

Option Exercises in Last Fiscal Year and Year-End Option Values

The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas R. Evans	—	$—	25,000	1,100,000	$—	$5,154,000
G. Cotter Cunningham	22,500	331,650	45,500	50,000	591,500	61,000
Robert J. DeFranco	—	—	32,500	—	422,500	—
Richard G. Stalzer	—	—	—	100,000	—	—
Procopia T. Skoran	—	—	17,400	18,000	224,670	21,960
Elisabeth H. DeMarse	426,936	$3,945,430	—	—	—	—

——————

(1)

Based on the fair market value of our Common Stock as of December 31, 2004 of $13.85 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

On January 1, 2004, G. Cotter Cunningham, the Company’s Senior Vice President and Chief Operating Officer, entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. Cunningham is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria.  Under the terms of the employment agreement, Mr. Cunningham agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company.  Additionally, during the term of his employment and for a period of one year thereafter, Mr. Cunningham agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. Cunningham’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date.

On January 1, 2004, Robert J. DeFranco, the Company’s Senior Vice President and Chief Financial Officer, entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. DeFranco is entitled to receive an annual base salary as stipulated in the employment agreement and an annual bonus contingent on achieving certain performance criteria.  Under the terms of the employment agreement, Mr. DeFranco agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company.  Additionally, during the term of his employment and for a period of one year thereafter, Mr. DeFranco agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. DeFranco’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date.

On June 21, 2004, Thomas R. Evans, was appointed President and Chief Executive Officer and entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. Evans is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria, and a guaranteed bonus of at least $50,000 for 2004.  Under the terms of the employment agreement, Mr. Evans agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company.  Additionally, during the term of his employment and for a period of one year thereafter, Mr. Evans agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. Evans’ termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Evans was also granted options to purchase 600,000 shares of the Company’s common stock at $8.46, the fair market value on the date of grant. The options have a seven year term and vest as follows: 200,000 shares on July 1, 2005; and 16,666.667 shares on the first day of each month beginning August 1, 2005 and ending July 1, 2007. On October 26, 2004, Mr. Evans was granted options to purchase 500,000 shares of the Company’s common stock at $10.01, the fair market value on the date of grant. The options have a seven year term and vest as to all 500,000 shares five years from the date of grant. Vesting accelerates if, at any point during the term of the option, the fair market value of the Company’s common stock is at or above the following incremental thresholds for ninety consecutive trading days; $20.00 – 100,000 shares; $22.50 – 50,000 shares; $25.00 – 75,000 shares; $27.50 – 50,000 shares; $30.00 – 75,000 shares; $32.50 – 75,000 shares; $35.00 – 75,000 shares.

On July 15, 2004, Bruce J. Zanca, was appointed Senior Vice President and Chief Communications/Marketing Officer and entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. Zanca is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria, and a guaranteed bonus of at least $30,000 for 2004.  Under the terms of the employment agreement, Mr. Zanca agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company.  Additionally, during the term of his employment and for a period of one year thereafter, Mr. Zanca agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. Zanca’s termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable six months after the termination date; and one-third payable 12 months from the termination date. Mr. Zanca was also granted options to purchase 150,000 shares of the Company’s common stock at $8.11, the fair market value on the date of grant. The options have a seven year term and vest as follows: 37,500 shares on July 15, 2005; and 3,125 shares on the first day of each month beginning August 1, 2005 and ending July 15, 2008.

On August 10, 2004, the Company and its former President and CEO (“former CEO”) entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to the terms of an Executive Employment Agreement dated April 27, 2002 (the “Executive Employment Agreement”). The Separation Agreement provided, among other things, that the former CEO (i) resign as a director of the Company as of August 10, 2004; (ii) release and forever discharge the Company from any and all claims the former CEO had or may have against the Company; (iii) the former CEO’s last day as an employee of the Company was extended until October 21, 2004; (iv) on August 19, 2004, the Company paid the former CEO $125,000, subject to standard withholdings and deductions for the payment of certain of the former CEO’s legal fees; (v) on August 19, 2004, the Company paid $54,207, subject to standard withholdings, for accrued vacation pay; (vi) on August 19, 2004, the Company paid $10,000 to a third party for outplacement and transitional counseling services; (vii) on August 19, 2004, the Company paid for the former CEO’s unpaid and reasonably approved business expenses; (viii) the Company will provide the former CEO with certain health insurance benefits through June 21, 2005 in accordance with the terms of the Executive Employment Agreement, and (ix) on October 21, 2004, the Company paid the former CEO $125,000, subject to standard withholdings.

On October 4, 2004, Steve Horowitz, was appointed Vice President and Publisher and entered into an employment agreement with the Company. Under the terms of the employment agreement, Mr. Horowitz is entitled to receive an annual base salary as stipulated in the employment agreement, an annual bonus contingent on achieving certain performance criteria, and a guaranteed bonus of $50,000 for 2004 and of at least $30,000 for the first quarter of 2005.  Under the terms of the employment agreement, Mr. Horowitz agrees to assign to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company.  Additionally, during the term of his employment and for a period of one year thereafter, Mr. Horowitz agrees not to compete with the Company and not to recruit any of the Company’s employees. Upon Mr. Horowitz’ termination of employment for certain reasons (i.e., without cause or resignation for good reason), the Company agrees to pay a separation payment equal to one year’s base salary at the then-current rate payable in three equal installments; one-third payable 15 days after the termination date; one-third payable three months after the termination date; and one-third payable six months from the termination date. Mr. Horowitz was also granted options to purchase 100,000 shares of the Company’s common stock at $10.30, the fair market value on the date of grant. The options have a seven year term and vest as follows: 25,000 shares on October 25, 2005; and 2,083.333 shares on the first day of each month beginning November 1, 2005 and ending October 25, 2008.

Compensation of Directors

Neither employee nor non-employee directors receive any cash compensation for their services as such.  Annually, on the first business day of the year, each non-employee director receives an option to purchase 10,000 shares of the Company’s common stock at the fair market value on the date of grant. The Company reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2004: Randall E. Poliner (Chairman) and Robert P. O’Block. None of the members of the Compensation Committee is an executive officer of the Company.

Compensation Committee Report on Executive Compensation

General

The Compensation Committee of the Company's Board of Directors has furnished the following report on executive compensation in accordance with the rules and regulations of the Commission.  This report outlines the duties of the Compensation Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2004 compensation was determined for the executive officers, with particular detail given to the 2004 compensation for the Company's Chief Executive Officer.

Compensation of Executive Officers Generally

The Compensation Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers, and for administering the Company's equity compensation plans.  The Compensation Committee is comprised of two independent directors: Messrs. Poliner (Chairman) and O’Block.  The Compensation Committee's overall objective is to establish a compensation policy that will (1) attract, retain and reward executives who contribute to the achievement of the Company's business objectives; (2) motivate executives to attain these objectives; and (3) align the interests of executives with those of the Company's long-term investors.  The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company.  In addition, the Company's compensation program rewards individual performance that furthers Company goals.  The executive compensation program includes base salary, incentive bonuses, long-term equity incentive awards in the form of stock option grants, and other benefits.  Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

Base Salary.  Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to executive officers at companies deemed comparable to the Company based on similarities in revenue levels, industry segments and competitive employment markets.  In addition, the Compensation Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.  The annual base salary the Company has agreed to pay Mr. Evans ($300,000) is the amount specified in his employment agreement with the Company.

Incentive Bonuses.  The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers.  Bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives.  The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.  Pursuant to the Company's employment agreement with Thomas R. Evans, the Company was required to pay, and has paid, Mr. Evans a bonus of $50,000 in 2004. Subsequent annual bonuses will be contingent on achieving certain company performance criteria and will be at least $130,000.

Equity Incentives.  Stock options are used by the Company to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel.  Stock options are also designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the stockholders’ return over the long term.  Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance over the long term. During the year ended December 31, 2004, options to purchase 1,335,500 shares of Common Stock were granted to the Company’s current executive officers.

Compensation of the Chief Executive Officer

The Committee annually reviews the performance and compensation of the Chief Executive Officer based on its assessment of past performance and its expectation of future contributions to the Company’s performance. On June 21, 2004, Thomas R. Evans was appointed President and Chief Executive Officer and entered into an employment agreement with the Company. Under the terms of the employment agreement, the Company has agreed to pay Mr. Evans an annual salary of $300,000 and an annual bonus of at least $100,000. The Committee believes the compensation paid to Mr. Evans is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers.  The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code, because the Company has not paid and does not currently anticipate paying annual compensation in excess of one million dollars to any employee.  None of the compensation paid by the Company in 2004 was subject to limitations on deductibility.  The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Members of the
Compensation Committee

Randall E. Poliner, Chairman
Robert P. O’Block

Stock Performance Graph

The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock for the period from December 31, 1999 through December 31, 2004, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market Index for U.S. Companies ("Nasdaq US") and the CoreData Internet Information Providers Index ("CoreData Group Index").  The graph assumes that $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

December 31, --	Bankrate, Inc.	Nasdaq US Index	CoreData Index

1999	$100.00	$100.00	$100.00
2000	4.18	62.85	30.18
2001	14.44	50.10	16.48
2002	85.56	34.95	13.77
2003	275.11	52.55	38.32
2004	307.78	56.97	56.09

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Commission concerning their ownership of and transactions in Common Stock; such persons are also required to furnish the Company with copies of such reports.  Based solely upon the reports and related information furnished to the Company, the Company believes that all such filing requirements were complied with in a timely manner during and with respect to 2004, except that Peter C. Morse filed one late Form 4 in May 2004; Thomas R. Evans filed one late Form 4 in July 2004; and Bruce J. Zanca filed one late Form 4 in October 2004.

Certain Transactions

The Company leased office space in North Palm Beach, Florida from Bombay Holdings (“Bombay”), which is wholly-owned by Peter C. Morse, a director and principal stockholder of the Company. Rent paid to Bombay in 2004 was approximately $244,000. In November 2004, the Company entered into a sublease for new office space and the Bombay lease was terminated effective December 31, 2004.  The Company believes that the terms of the Bombay lease agreement were no less favorable to us than those that could have been obtained from unaffiliated third parties.

The Board of Directors has adopted a resolution requiring that all future transactions with related parties be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, or a majority of the disinterested stockholders, and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the accounting firm of KPMG LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005.  A proposal to ratify that appointment will be presented at the Annual Meeting.  Representatives of KPMG LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the selection of the independent registered public accountants.

Information Regarding Our Independent Public Accountants

KPMG LLP served as our independent accountants for the fiscal year ended December 31, 2004.This firm was appointed by our Audit Committee and was ratified by stockholders at the 2004 annual meeting.  KPMG LLP has been our independent registered public accountants since 1998.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services rendered by KPMG LLP during those periods.

	2004	2003

Audit fees (1)	$285,000	$119,050
Audit related fees (2)	—	27,500
Tax fees (3)	16,000	5,000
	$301,000	$151,550

——————

(1)

Audit fees billed to the Company by KPMG LLP for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)

Audit related fees billed by KPMG LLP in 2004 include fees related to providing advice and assistance to management in planning compliance with Section 404 of The Sarbanes-Oxley Act of 2002, which relates to internal control over financial reporting, and in 2003 include fees related to the review of the Company’s registration statement filed on Form S-3 in December 2003.

(3)

Tax fees billed by KPMG LLP include fees related to preparing the 2004 and 2003 U.S. corporate income and state income and franchise tax returns.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are pre-approved by the Audit Committee.  Specifically, the Audit Committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits.  If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG LLP.  Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.  The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.  All of the audit-related, tax and all other services provided by KPMG LLP to the Company in 2004 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy.

The Audit Committee has determined that all non-audit services provided by KPMG LLP in 2004 were compatible with maintaining its independence in the conduct of its auditing functions.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors and revised in 2004 to reflect changes required by the Sarbanes-Oxley Act of 2002 and Nasdaq.  The Audit Committee's charter was published in its entirety as an appendix to the Company's 2004 Proxy Statement.  This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2004 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2004 and 2003 and for the three years ended December 31, 2004.

The Audit Committee selects the Company's independent registered public accountants and meets with the Company’s independent registered public accountants to discuss the scope and review the results of the annual audit.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s Charter.  The Audit Committee met four times during 2004.

All of the directors who serve on the Audit Committee are “independent” for purposes of the Nasdaq listing standards.  That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

The Audit Committee has reviewed the Company’s 2004 financial statements and met with both management and KPMG LLP, the Company’s independent registered public accountants, to discuss those financial statements.  Management has represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.  The Committee also has received from and discussed with KPMG LLP the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), relating to that firm’s independence from the Company.  The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Richard J. Pinola, Chairman
Robert P. O’Block
Randall E. Poliner

STOCKHOLDER PROPOSALS

Rules of the Commission require that any proposal by a stockholder for consideration at the 2006 annual meeting of stockholders must be received by the Company no later than January 8, 2006, if it is to be eligible for inclusion in the Company's proxy materials for its 2006 annual meeting of stockholders.  Under these rules, the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

In order for a stockholder to bring any other business or nominations before an annual meeting of stockholders, certain conditions set forth in Article II, Sections 16 and 17, of the Company's Amended and Restated Bylaws must be complied with, including delivery of notice to the Company in sufficient time prior to the meeting.

HOUSEHOLDING

If a stockholder and other residents at his or her mailing address own shares of the Company’s Common Stock in “street” name, the stockholder’s broker or bank may have given notice that each household will receive only one annual report and one proxy statement for each company in which stock is held through that broker or bank.  This practice is known as “householding.”  Unless the stockholder responded to that notice that he or she did not wish to participate in householding, he or she would be deemed to have consented to participating, and only one copy of each company’s annual report and proxy statement would be sent to that address (however, each stockholder would continue to receive a separate proxy card).

Any stockholder who wishes to receive his or her own set of the Company’s future annual reports and proxy statements, or who shares an address with another stockholder of the Company and together would like to receive only one set of annual disclosure documents, should contact the Company at 11760 U.S. Highway One, Suite 500, North Palm Beach, Florida 33408, Attention: Secretary, being sure to supply the names of all stockholders at the same address, the name of the bank or brokerage firm, and the account number(s).  The revocation of a consent to householding should be effective 30 days after the notice is received.

Bankrate, Inc.

11760 U.S. Highway One, Suite 500

North Palm Beach, Florida 33408

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. Cotter Cunningham and Robert J. DeFranco, and each of them, with full power of substitution, as Proxy, to represent and vote all of the shares of Common Stock of Bankrate, Inc. held of record by the undersigned on April 15, 2005, at the Annual Meeting of Stockholders to be held on June 16, 2005 or any adjournment or postponement, as designated below and in their discretion as to other matters.

Please sign exactly as your name appears on the reverse side.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.  The shares represented by this proxy will be voted as directed by the stockholder.  If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and “FOR” Proposal 2.

I PLAN TO ATTEND THE MEETING   ☐

The Board of Directors Recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

Proposal 1 - Election of the following Nominees as Class III Directors:  Peter C. Morse and William C. Martin

FOR	WITHHELD
all Nominees listed above	For all Nominees listed
(except as marked to the	above ☐
contrary) ☐

(Instruction: To withhold authority to vote for any individual nominee,

strike a line through the nominee's name above.)

Proposal 2 – Ratification of the appointment of KPMG LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Please date and sign on reverse)

(Continued on reverse side)

PLEASE MARK YOUR CHOICE
LIKE THIS ☒ IN BLUE OR
BLACK INK.

Date

Signature

Signature if held jointly

Please mark, date and sign as your
name appears above and return in
the enclosed envelope.